TYPE:     EX-23.1
SEQUENCE: 2
DESCRIPTION: CONSENT OF ERNST & YOUNG LLP.

                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to incorporation by reference in the registration statements No. 333-05155, No. 333-07561, No. 333-07563, No. 333-07565, No. 333-53769, No.
333-53777, No. 333-77031 and No. 333-44998 on Form S-8 and No. 333-32168, No.
333-32180 and No. 333-45636 on Form S-3 of Sapient Corporation, of our report dated March 31, 2000, with respect to the consolidated financial statements of Human Code, Inc. included in the Form 8-K/A of Sapient Corporation filed on November 13, 2000.

Ernst & Young LLP

Austin, Texas
November 9, 2000


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